Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of iShares Trust of our reports dated April 19, 2024, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR for the funds listed in Appendix A for the year ended February 29, 2024. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

June 25, 2024

Appendix A

1.	iShares 0-3 Month Treasury Bond ETF
2.	iShares 1-3 Year Treasury Bond ETF
3.	iShares 1-5 Year Investment Grade Corporate Bond ETF
4.	iShares 3-7 Year Treasury Bond ETF
5.	iShares 5-10 Year Investment Grade Corporate Bond ETF
6.	iShares 7-10 Year Treasury Bond ETF
7.	iShares 10-20 Year Treasury Bond ETF
8.	iShares 10+ Year Investment Grade Corporate Bond ETF
9.	iShares 20+ Year Treasury Bond ETF
10.	iShares 25+ Year Treasury STRIPS Bond ETF
11.	iShares Agency Bond ETF
12.	iShares BBB Rated Corporate Bond ETF
13.	iShares Broad USD Investment Grade Corporate Bond ETF
14.	iShares California Muni Bond ETF
15.	iShares Core 5-10 Year USD Bond ETF
16.	iShares Core 10+ Year USD Bond ETF
17.	iShares Core U.S. Aggregate Bond ETF
18.	iShares ESG Advanced Investment Grade Corporate Bond ETF
19.	iShares ESG Advanced Total USD Bond Market ETF
20.	iShares ESG Aware 1-5 Year USD Corporate Bond ETF
21.	iShares ESG Aware U.S. Aggregate Bond ETF
22.	iShares ESG Aware USD Corporate Bond ETF
23.	iShares Government/Credit Bond ETF
24.	iShares High Yield Systematic Bond ETF
25.	iShares iBoxx $ High Yield Corporate Bond ETF
26.	iShares iBoxx $ Investment Grade Corporate Bond ETF
27.	iShares Intermediate Government/Credit Bond ETF
28.	iShares Investment Grade Systematic Bond ETF
29.	iShares MBS ETF
30.	iShares National Muni Bond ETF
31.	iShares New York Muni Bond ETF
32.	iShares Short-Term National Muni Bond ETF
33.	iShares Short Treasury Bond ETF
34.	iShares USD Systematic Bond ETF

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